UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: January 27, 2011 (Date of earliest event reported:  January 22, 2011)

RBC BEARINGS INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center
 Oxford, CT 06478
 (Address of principal executive offices) (Zip Code)

(203) 267-7001
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

a) On January 22, 2011, RBC Bearings Incorporated (the “Company”), with the approval of the Audit Committee of the Board of Directors, dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

During the period from June 10, 2010 (the date of appointment of PricewaterhouseCoopers LLP) through January 22, 2011, PricewaterhouseCoopers LLP had not performed any audits of the Company's financial statements.

In connection with the period from June 10, 2010  through January 22, 2011 there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused PricewaterhouseCoopers LLP to make reference thereto in their report on the Company's financial statements for the fiscal year ending April 2, 2011.

For the period from June 10, 2010 through January 22, 2011, there were no "reportable events" as defined in Regulation S-K 304(a)(1)(v).

The Company provided PricewaterhouseCoopers LLP with a copy of the above disclosures and requested that PricewaterhouseCoopers LLP furnish the Company a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated January 27, 2011 is filed as Exhibit 16.1 to this Form 8-K.

b) On January 27, 2011, the Company, with the approval of the Audit Committee of the Board of Directors, appointed Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending April 2, 2011.  Ernst & Young LLP previously reported on the Company’s financial statements for the fiscal years ended April 3, 2010 and March 28, 2009.  From June 9, 2010 through January 27, 2011, neither the Company nor anyone on the Company's behalf consulted Ernst & Young LLP regarding any of the matters referred to in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission, dated January 27, 2011from PricewaterhouseCoopers LLP

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 27, 2011

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: General Counsel & Secretary